Exhibit 4.9(f)

DEUTSCHE BANK AKTIENGESELLSCHAFT,

Issuer

AND

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent

[Form of] Fourth Supplemental Capital Securities Indenture

Dated as of

to the Capital Securities Indenture

Dated as of November 6, 2014

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THIS FOURTH SUPPLEMENTAL CAPITAL SECURITIES INDENTURE, dated as of     , 2020 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), THE BANK OF NEW YORK MELLON, LONDON BRANCH, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain capital securities indenture, dated as of November 6, 2014, among the Issuer, the Trustee and DBTCA (the “Base Indenture”);

WHEREAS, the Issuer and the Trustee are parties to that certain second supplemental capital securities indenture, dated as of July 25, 2019, among the Issuer, the Trustee and DBTCA (the “Second Supplemental Capital Securities Indenture”), adding certain provisions to, and modifying certain provisions of, the Base Indenture (references to the “Base Indenture” herein shall mean the Base Indenture as amended by such Second Supplemental Capital Securities Indenture);

WHEREAS, Section 8.01(c) of the Base Indenture provides that, without the consent of the Holders of any Capital Securities, the Issuer and the Trustee may enter into indentures supplemental to the Base Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Capital Securities or Coupons;

WHEREAS, there are no Capital Securities Outstanding of any series created prior to the execution of this Fourth Supplemental Capital Securities Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Issuer and the Trustee desire to amend the Base Indenture in respect of certain Capital Securities to be issued under the Base Indenture on or after the date of this Fourth Supplemental Capital Securities Indenture (i) to provide that the Holders (including the Beneficial Owners) of such Capital Securities shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority and (ii) to modify certain provisions of the Base Indenture to provide that such Capital Securities shall be subject to those provisions in their amended form;

WHEREAS, the entry into this Fourth Supplemental Capital Securities Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and

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WHEREAS, all things necessary to make this Fourth Supplemental Capital Securities Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Capital Securities as follows:

ARTICLE 1

Modifications to the Provisions of the Indenture

Section 1.01    Available Distributable Items.    The definition of the term “Available Distributable Items included both in Section 1.01 of the Base Indenture and in §3 (9) of the Form of Reverse of Security of the Form of Global Security attached as Exhibit A to the Base Indenture shall be amended by:

(a)        replacing the words “distributable reserves (ausschüttungsfähige Rücklagen)” in clause (i) thereof with the words “reserves available for that purpose”; and

(b)        inserting the words:

“in each case with respect to Additional Tier 1 instruments within the meaning of the CRR and pursuant to applicable law and the Articles of Association of the Issuer,”

after the words “(ii) any losses carried forward and any profits which are non-distributable pursuant to applicable law or the Articles of Association of the Issuer and any amounts allocated to the non-distributable reserves,”

and before the words “, provided that such profits, losses and reserves shall be determined on the basis of the unconsolidated financial statements of the Issuer prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect and not on the basis of its consolidated financial statements”

So that the definition of “Available Distributable Items” reads in its entirety:

“Available Distributable Items” means, with respect to any payment of interest, the profit (Gewinn) as of the end of the financial year of the Issuer immediately preceding the relevant Interest Payment Date, and for which audited annual financial statements are available, plus (i) any profits carried forward and reserves available for that purpose, minus (ii) any losses carried forward and any profits which

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are non-distributable pursuant to applicable law or the Articles of Association of the Issuer and any amounts allocated to the nondistributable reserves, in each case with respect to Additional Tier 1 instruments within the meaning of the CRR and pursuant to applicable law and the Articles of Association of the Issuer, provided that such profits, losses and reserves shall be determined on the basis of the unconsolidated financial statements of the Issuer prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect and not on the basis of its consolidated financial statements.”

Section 1.02    Capital Securities Subordinated. With respect to the Capital Securities to be issued under the Base Indenture on or after the date of this Fourth Supplemental Capital Securities Indenture, unless any such Capital Security is a further issuance of Capital Securities with the same terms as Capital Securities originally issued prior to the date of this Fourth Supplemental Capital Securities Indenture, Section 13.01 of the Base Indenture, which reads as follows, shall be deleted in its entirety:

“The Capital Securities shall constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves and (as specified below) pari passu with all other equally subordinated obligations of the Issuer. If Resolution Measures are imposed on the Issuer, or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of insolvency of, or against, the Issuer, the obligations under any series of the Capital Securities shall be fully subordinated to (i) the claims of unsubordinated creditors (as defined below) of the Issuer, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) or any successor provision, and (iii) the claims under Tier 2 instruments (within the meaning of the CRR) of the Issuer. In any such event, no amounts shall be payable in respect of the Capital Securities until (i) the claims of such unsubordinated creditors of the Issuer, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code or any successor provision, and (iii) the claims under such Tier 2 instruments have been satisfied in full. Subject to the foregoing, the Issuer may satisfy its obligations under the Capital Securities also from other distributable assets (freies Vermögen) of the Issuer.

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Claims under the Capital Securities will rank pari passu with the claims against the Issuer under the Issuer’s other instruments issued as Additional Tier 1 capital within the meaning of the CRR and, as of the date of this Second Supplemental Capital Securities Indenture, (i) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust II of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153X2080); and (ii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust V of its U.S.$ 1,385,000,000 Non-cumulative Trust Preferred Securities (ISIN US25150L1089). The preceding list of subordinated guarantees may be amended from time to time as set out in the terms of the Capital Securities.

The term “unsubordinated creditors” shall mean the holders of any indebtedness or other payment obligation of the Issuer that is not expressed to be subordinated by means of contractual agreement or as a matter of law (including claims against the Issuer under its senior non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) or any successor provision).

No subsequent agreement may limit the subordination of any Capital Securities or shorten the term of any series of Capital Securities or any notice period applicable to such series.

No Holder may set off his claims arising under any series of the Capital Securities against any claims of the Issuer. No collateral or guarantee of whatever kind is, or shall at any time be, provided by the Issuer or any other person securing rights of the Holders under the any series of the Capital Securities, and any collateral or guarantee already provided or granted in the future in connection with the Issuer’s other liabilities may not be used for claims under the Capital Securities.”

and shall be replaced with the following:

“The Capital Securities shall constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all other equally subordinated obligations of the Issuer (as specified below). If Resolution Measures are imposed on the Issuer, or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of insolvency of, or against, the Issuer, the obligations under any series of the Capital Securities shall be fully subordinated to all obligations of the Issuer which do not also qualify as Additional Tier 1 capital or as Common Equity Tier capital within the meaning of the CRR; in any such event, no amounts shall be payable in respect of the Capital Securities until all senior ranking obligations in accordance with this provision have been

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satisfied in full. Obligations which rank senior to the obligations under the Capital Securities include (i) all claims of unsubordinated creditors of the Issuer, (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof), (iii) contractually subordinated obligations within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) of the Issuer which do not qualify, from time to time, as own funds (within the meaning of the CRR), and (iv) the claims under Tier 2 instruments (within the meaning of the CRR) of the Issuer.

Subject to the foregoing, the Issuer may satisfy its obligations under the Capital Securities also from other distributable assets (freies Vermögen) of the Issuer.

Subject to applicable law from time to time, claims under the Capital Securities will rank pari passu with the claims against the Issuer under the Issuer’s other instruments issued as, and qualifying from time to time as, Additional Tier 1 capital within the meaning of the CRR and, as of the date of this Fourth Supplemental Capital Securities Indenture, the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust II of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153X2080). The preceding list of subordinated guarantees may be amended from time to time as set out in the terms of the Capital Securities.

The term “unsubordinated creditors” shall mean the holders of any indebtedness or other payment obligation of the Issuer that is not expressed to be subordinated by means of contractual agreement or as a matter of law (including claims against the Issuer under its unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including obligations of the Issuer under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof).

No subsequent agreement may limit the subordination of any Capital Securities or shorten the term of any series of Capital Securities or any notice period applicable to such series.

No Holder may set off his claims arising under any series of the Capital Securities against any claims of the Issuer. No collateral or guarantee of whatever kind is, or shall at any time be, provided by the Issuer or any other person securing rights of the Holders under the any series of the Capital Securities, and any collateral or guarantee already provided or granted in the future in connection with the Issuer’s other liabilities may not be used for claims under the Capital Securities.”

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ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.01    Further Assurances. The Issuer shall, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Fourth Supplemental Capital Securities Indenture.

Section 2.02    Other Terms of Base Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Base Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 2.03    Terms Defined. All terms defined elsewhere in the Base Indenture shall have the same meanings when used herein.

Section 2.04    Governing Law. This Fourth Supplemental Capital Securities Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, other than with respect to the provisions relating to the ranking of the Capital Securities and their status, which provisions shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, including, in relation to such provisions, any determination of whether a Resolution Measure has been imposed on the Issuer.

Section 2.05    Counterparts. This Fourth Supplemental Capital Securities Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.06    Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Capital Securities Indenture or the Capital Securities.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Capital Securities Indenture to be duly executed all as of the date first written above.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:

Name:

Title:

By:

Name:

Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent

By:

Name:

Title:

By:

Name:

Title:

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